UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

500 W. Texas Ave., Suite 890 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 684-0018
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company”), previously entered into a 5% Unsecured Promissory Note (as amended from time to time, the “Note”) with Gregory McCabe, the Chairman and Chief Executive Officer of the Company and the Company’s largest stockholder (“Mr. McCabe”) for the aggregate principal amount of up to $20,000,000. On January 7, 2026, the Company and Mr. McCabe entered into the Tenth Amendment to 5% Unsecured Promissory Note (the “Amendment”) to increase the principal amount available for disbursement to the Company from $20,000,000 to up to $25,000,000. The Amendment was authorized and approved by the Audit Committee of the Company’s Board of Directors. All other provisions of the Note remain in full force and effect.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Note and the Amendment contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Description
10.1	Tenth Amendment to Unsecured Promissory Note, between Next Bridge Hydrocarbons, Inc., as debtor, and Gregory McCabe as holder, dated January 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: January 15, 2026	By:	/s/ Gregory McCabe
		Name:	Gregory McCabe
		Title:	Chairman and Chief Executive Officer